                                                                    Exhibit 8(b)

                                    FORM OF
                 TRANSFER AGENCY, DIVIDEND DISBURSING AGENCY AND
                     SHAREHOLDER SERVICING AGENCY AGREEMENT

    THIS AGREEMENT, made as of ________________ by and between MERCURY INDEX FUNDS, INC., a Maryland corporation (the "Corporation"), on behalf of itself and each of its series listed on Exhibit "A" (each, a "Fund"), and FINANCIAL DATA SERVICES, INC., a Florida corporation ("FDS").

                                   WITNESSETH:

    WHEREAS, the Corporation wishes to appoint FDS to be the Transfer Agent, Dividend Disbursing Agent and Shareholder Servicing Agent for the Funds upon, and subject to, the terms and provisions of this Agreement, and FDS is desirous of accepting such appointment upon, and subject to, such terms and provisions;

    NOW, THEREFORE, in consideration of mutual covenants contained in this Agreement, the Corporation and FDS agree as follows:

    1. Appointment of FDS as Transfer Agent, Dividend Disbursing Agent and Shareholder Servicing Agent.

          (a) The Corporation hereby appoints FDS to act as Transfer Agent, Dividend Disbursing Agent and Shareholder Servicing Agent for the Funds upon, and subject to, the terns and provisions of this Agreement.

          (b) FDS hereby accepts the appointment as Transfer Agent, Dividend Disbursing Agent and Shareholder Servicing Agent for the Funds, and agrees to act as such upon, and subject to, the terms and provisions of this Agreement.

          2. Definitions.

          (a) In this Agreement:

            (I) The term "Act" means the Investment Company Act of 1940 as amended from time to time and any rule or regulation thereunder;

          (II) The term "Account" means any account of a Shareholder, as defined below, or, if the shares are held in an account in the name of a Broker-Dealer, as defined below, for the benefit of an identified person, such account, including a Plan Account, any account under a plan (by whatever name referred to in the Prospectus) pursuant to the Self-Employed Individuals Retirement Act of 1962 ("Keogh Act Plan") and any account under a plan (by whatever name referred to in the Prospectus) pursuant to ss.401(k) of the Internal Revenue Code ("Corporation Master Plan");

          (III) The term "application" means an application made by a Shareholder or prospective Shareholder respecting the opening of an Account;

          (IV) The term "MFD" means Mercury Funds Distributor, a division of Princeton Funds Distributor, Inc., a Delaware corporation;

          (V) The term "Broker-Dealer" means a registered broker-dealer that sells shares of the Funds pursuant to a selected dealers agreement with the Corporation;

          (VI) The term "Officer's Instruction" means an instruction in writing given on behalf of a Fund to FDS, and signed on behalf of the Fund by the President, any Vice President, the Secretary or the Treasurer of the Corporation;

          (VII) The term "Plan Account" means an account opened by a Shareholder or prospective Shareholder in respect to an open account, monthly payment or withdrawal plan (in each case by whatever name referred to in the Prospectus), and may also include an account relating to any other plan if and when provision is made for such plan in the Prospectus;

          (VIII) The term "Prospectus" means the Prospectus and the Statement of Additional Information of the relevant Fund as from time to time in effect;

          (IX) The term "Shareholder" means a holder of record of Shares;

          (X) The term "Shares" means shares of stock of the Corporation irrespective of class or series.

    3. Duties of FDS as Transfer Agent, Dividend Disbursing Agent and Shareholder Servicing Agent.

    (a) Subject to the succeeding provisions of the Agreement, FDS hereby agrees to perform the following functions as Transfer Agent, Dividend Disbursing Agent and Shareholder Servicing Agent for the Funds:

          (I) Issuing, transferring and redeeming Shares;

          (II) Opening, maintaining, servicing and closing Accounts;

          (III) Acting as agent for the Funds' Shareholders and/or customers of a Broker-Dealer in connection with Plan Accounts, upon the terms and subject to the conditions contained in the Prospectus and application relating to the specific Plan Account;

          (IV) Exchanging the investment of a Shareholder into, or from, the shares of other open-end investment companies or other series portfolios of the Corporation, if any, if and to the extent permitted by the Prospectus at the direction of such Shareholder;

          (V) Processing redemptions;

          (VI) Examining and approving legal transfers;

          (VII) Furnishing such confirmations of transactions relating to their Shares as required by applicable law;

          (VIII) Acting as agent for the Corporation with respect to furnishing each Shareholder such appropriate periodic statements relating to Accounts, together with additional enclosures, including appropriate income tax information and income tax forms duly completed, as required by applicable law, as well as furnishing such information to each Broker-Dealer to enable the Broker-Dealer to provide such information to its customers;

          (IX) Acting as agent for the Corporation with respect to mailing annual and semi-annual reports prepared by or on behalf of the Fund, and mailing new Prospectuses upon their issue to each Shareholder as required by applicable law as well as causing such materials to be mailed to each Broker-Dealer to enable the Broker-Dealer to deliver such materials to its customers;

          (X) Furnishing such periodic statements of transactions effected by FDS, reconciliations, balances and summaries as the Fund may reasonably request;

          (XI) Maintaining such books and records relating to transactions effected by FDS as are required by the Act, or by any other applicable provision of law, rule or regulation, to be maintained by the Corporation or its transfer agent with respect to such transactions, and preserving, or causing to be preserved, any such books and records for such periods as may be required by any such law, rule or regulation and as may be agreed upon from time to time between FDS and the Corporation. In addition, FDS agrees to maintain and preserve master files and historical computer tapes on a daily basis in multiple separate locations a sufficient distance apart to ensure preservation of at least one copy of such information;

          (XII) Withholding taxes on non-resident alien Accounts, preparing and filing U.S. Treasury Department Form 1099 and other appropriate forms as required by applicable law with respect to dividends and distributions; and

          (XIII) Reinvesting dividends for full and fractional Shares and disbursing cash dividends, as applicable, pursuant to instructions received from the Shareholder at the time an Account is established.

    (b) FDS agrees to act as proxy agent in connection with the holding of annual, if any, and special meetings of Shareholders, mailing such notices, proxies and proxy statements in connection with the holding of such meetings as may be required by applicable law, receiving and tabulating votes cast by proxy and communicating to the Corporation the results of such tabulation accompanied by appropriate certificates, and preparing and furnishing to the Corporation certified lists of Shareholders as of such date, in such form and containing such information as may be required by the Corporation.

    (c) FDS agrees to deal with, and answer in a timely manner, all correspondence and inquiries relating to the functions of FDS under this Agreement with respect to Accounts.

    (d) FDS agrees to furnish to the Corporation such information and at such intervals as is necessary for the Funds to comply with the registration and/or the reporting requirements (including applicable escheat laws) of the Securities and Exchange Commission, Blue Sky authorities or other governmental authorities.

    (e) FDS agrees to provide to the Corporation such information as may reasonably be required to enable the Funds to reconcile the number of outstanding Shares between FDS' records and the account books of the Corporation.

    (f) Notwithstanding anything in the foregoing provisions of this paragraph, FDS agrees to perform its functions thereunder subject to such modification (whether in respect of particular cases or in any particular class of cases) as may from time to time be agreed in a writing signed by both parties.

    4. Compensation.

    (a) The Corporation agrees to pay FDS the fees and charges, as well as FDS' out of pocket costs, for services described in this Agreement as set forth in the Schedule of Fees attached hereto.

    5. Right of Inspection.

    (a) FDS agrees that it will, in a timely manner, make available to, and permit, any officer, accountant, attorney or authorized agent of the Corporation to examine and make transcripts and copies (including photocopies and computer or other electronical information storage media and print-outs) of any and all of its books and records which relate to any transaction or function performed by FDS under or pursuant to this Agreement.

    6. Confidential Relationship.

    (a) FDS agrees that it will, on behalf of itself and its officers and employees, treat all transactions contemplated by this Agreement, and all information germane thereto, as confidential and not to be disclosed to any person (other than the Shareholder concerned, or the Corporation, or as may be disclosed in the examination of any books or records by any person lawfully entitled to examine the same) except as may be authorized by the Corporation by way of an Officer's Instruction.

    7. Indemnification.

    (a) The Corporation shall indemnify and hold FDS harmless from any loss, costs, damage and reasonable expenses, including reasonable attorney's fees (provided that such attorney is appointed with the Corporation's consent, which consent shall not be unreasonably withheld) incurred by it resulting from any claim, demand, action or suit in connection with the performance of its duties hereunder, provided that this indemnification shall not apply to actions or omissions of FDS in cases of willful misconduct, failure to act in good faith or negligence by FDS, its officers, employees or agents, and further provided that prior to confessing any claim against it which may be subject to this indemnification, FDS shall give the Corporation reasonable opportunity to defend against said claim in its own name or in the name of FDS. An action taken by FDS upon any Officer's Instruction reasonably believed by it to have been properly executed shall not constitute willful misconduct, failure to act in good faith or negligence under this Agreement.

    8. Regarding FDS.

    (a) FDS hereby agrees to hire, purchase, develop and maintain such dedicated personnel, facilities, equipment, software, resources and capabilities as both parties may mutually determine to be reasonably necessary for the satisfactory performance of the duties and responsibilities of FDS. FDS warrants and represents that its officers and supervisory personnel charged with carrying out its functions as Transfer Agent, Dividend Disbursing Agent and Shareholder Servicing Agent for the Corporation possess the special skill and technical knowledge appropriate for that purpose. FDS shall at all times exercise due care and diligence in the performance of its functions as Transfer Agent, Dividend Disbursing Agent and Shareholder Servicing Agent for the Corporation. FDS agrees that, in determining whether it has exercised due care and diligence, its conduct shall be measured by the standard applicable to persons possessing such special skill and technical knowledge.

    (b) FDS warrants and represents that it is duly authorized and permitted to act as Transfer Agent, Dividend Disbursing Agent and Shareholder Servicing Agent under all applicable laws and that it will immediately notify the. Corporation of any revocation of such authority or permission or of the commencement of any proceeding or other action which may lead to such revocation.

          9. Termination.

               (a) This Agreement shall become effective as of the date first above written and shall remain in force for two years thereafter and shall thereafter continue from year to year. This Agreement may be terminated by the Corporation or FDS without penalty to the Corporation or FDS) provided that the terminating party gives the other party written notice of such termination at least sixty (60) days in advance, except that the Corporation may terminate this Agreement immediately upon written notice to FDS if the authority or permission of FDS to act as Transfer Agent, Dividend Disbursing Agent and Shareholder Servicing Agent has been revoked or if any proceeding or other action which the Corporation reasonably believes will lead to such revocation has been commenced.

               (b) Upon termination of this Agreement, FDS shall deliver all Shareholder records, books, stock ledgers, instruments and other documents (including computerized or other electronically stored information) made or accumulated in the performance of its duties as Transfer Agent, Disbursing Agent and Shareholder Servicing Agent for the Corporation along with a certified locator document clearly indicating the complete contents therein, to such successor as may be specified in a notice of termination or Officer's Instruction; and the Corporation assumes all responsibility for failure thereafter to produce any paper, record or document so delivered and identified in the locator document, if and when required to be produced.

          10. Amendment.

          (a) Except to the extent that the performance by FDS or its functions under this Agreement may from time to time be modified by an Officer's Instruction, this Agreement may be amended or modified only by further written agreement between the parties.

          11. Governing Law.

          (a) This Agreement shall be governed by the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective duly authorized officers and their respective corporate seals hereunto duly affixed and attested, as of the day and year above written.

                    MERCURY INDEX FUNDS, INC.



                    By:
                       ---------------------------------
                          Name:
                          Title:


                    FINANCIAL DATA SERVICES, INC.



                    By:
                       ---------------------------------
                          Name: William A. Bridy
                          Title: President

                             EXHIBIT "A"


Individual Series of MERCURY INDEX FUNDS, INC.

        . Mercury S&P 500 Index Fund
        . Mercury Small Cap Index Fund
        . Mercury Aggregate Bond Index Fund
        . Mercury International Index Fund

                               Schedule of Fees
                               ----------------

                         Mercury Fund Pricing Schedule

--------------------------------------------------------------------------------------------------------------------------------
 Distribution Channel                        Class I & A     Class B & C     Closed Account         Base Fee     Transaction Fee
--------------------------------------------------------------------------------------------------------------------------------
MLPF&S                                           $11             $14           $0.20/mo             N/A               N/A
--------------------------------------------------------------------------------------------------------------------------------
FDS                                              $20             $23           $0.20/mo             N/A               N/A
--------------------------------------------------------------------------------------------------------------------------------
MFA ERISA*                                     0.10%            0.10%             N/A               N/A               N/A
--------------------------------------------------------------------------------------------------------------------------------
"Large" & "Mid" Market                          $11              $14              N/A               N/A               $1
employee benefit accounts
--------------------------------------------------------------------------------------------------------------------------------
"Small" Market              Account size**      N/A              N/A              N/A               N/A               N/A
employee benefit     ------------------------                                                   --------------------------------
accounts                 less than $1,000                                                           $7                N/A
                     ------------------------                                                   --------------------------------
                      $1,000 less than $2,500                                                      $11                N/A
                     ------------------------                                                   --------------------------------
                       greater than $2,500                                                         $11                $1
--------------------------------------------------------------------------------------------------------------------------------


*ERISA accounts held in the MFA (Mutual Fund Advisor) program or any other program requiring equalization under ERISA.

**As of the last business day of each month

Note: The above schedule is exclusive of out-of-pocket costs. All charges are on an annual position basis.

The Corporation shall pay the following out-of-pocket costs incurred by FDS:

 . Postage
 . Envelopes/stationary
 . Record storage and retrieval
 . Telephone (local and long distance)
 . Pre-authorized checks
 . Returned check fees/charges and other similar fees/charges
 . Handling costs (ADP or other similar vendor)
 . Fed wire charges (excluding wires to/from Fund custody accounts)
 . Forms
 . Any other costs as agreed to in writing by the parties